UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 5, 2007
(Date of Report — date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)	22031 (Zip Code)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Brookfield Homes Corporation (the “Company”) is disclosing information under this Item as a result of entering into a definitive agreement with an affiliate of the Company. On March 5, 2007, the Company amended its unsecured revolving credit facility in the form of a promissory note with a subsidiary of its major stockholder, Brookfield Asset Management Inc., in order to (i) provide for an increase in the aggregate principal amount to an amount not to exceed $100,000,000, (ii) extend the term to December 15, 2008, (iii) provide for an interest rate of USD Libor plus 2.50% and a standby fee on the unused portion of the facility, and (iv) provide for a covenant requiring that the Company not exceed a consolidated net debt to book capitalization ratio of 70%.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:
99.1	Promissory Note Amendment, dated March 5, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 5, 2007

BROOKFIELD HOMES CORPORATION
By:	/s/ PAUL G. KERRIGAN
Paul G. Kerrigan
Executive Vice President and Chief Financial Officer

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